Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-175595 on Form S-1 of our report dated February 15, 2012 (March 1, 2012 as to the effects of the stock split described in Note 2), relating to the consolidated financial statements of Demandware, Inc. and subsidiaries appearing in the Prospectus, which is part of this registration statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 12, 2012